UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11013 West Broad Street, Glen Allen, Virginia 23060

(Address of principal executive offices)

(804) 327-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of Stockholders of MeadWestvaco Corporation (the “Company”) held on April 27, 2009, the Company’s stockholders approved the amendment and restatement of the MeadWestvaco Corporation 2005 Performance Incentive Plan (the “Plan”).

The Plan will be administered by the Compensation and Organization Development Committee of the Board of Directors (the “Committee”). Any current or prospective officers or employees of the Company and its subsidiaries, including any director of the Company who is also an employee in his or her capacity as such, are eligible to participate in the Plan. The maximum number of shares of our Common Stock that may be issued under the Plan on and after January 1, 2009 is 13,500,000 additional shares. The Plan, as amended and restated, provides the Committee with the authority to award options, stock appreciation rights, restricted stock (including performance share awards), restricted stock units (including performance share unit awards) and cash incentive compensation awards.

No participant may be granted options or stock appreciation rights covering more than 3,000,000 shares of Common Stock over any three fiscal year period. No participant may be granted awards under the amended and restated Plan that are intended to qualify as performance-based compensation covering more than 400,000 shares (other than options or stock appreciation rights) in any one fiscal year, subject to certain anti-dilution and other adjustments. The Plan, as amended and restated, prohibits granting stock options or stock appreciation rights with exercise prices lower than the closing price of the underlying shares on the grant date. The Plan, as amended and restated, prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, or by canceling the award in exchange for cash or another type of award, other than in connection with a change in the Company’s capitalization. The term of stock options and stock appreciation rights granted pursuant to the amended and restated Plan may not exceed ten years. The number of shares that may be issued under the Plan, as amended and restated, pursuant to full-value awards (meaning awards other than options and stock appreciation rights) is limited by operation of a share-counting formula in which full-value awards count as 2.5 shares against the pool of shares available for issuance under the amended and restated Plan.

The amendment and restatement of the Plan was effective as of January 1, 2009, subject to approval by stockholders. The Plan, as amended and restated, will terminate with respect to the grant of new awards on January 1, 2019.

The foregoing description of the terms of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: April 30, 2009		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description
10.1	MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated.